BITMAIN

DATED January 8, 2024

BITMAIN TECHNOLOGIES DELAWARE LIMITED

("BITMAIN")

and

TERALEASE LLC

("PURCHASER")

SUPPLEMENTAL AGREEMENT II TO

FUTURE SALES AND PURCHASE AGREEMENT
relating to the purchase of Hash Super Computing Server, S19j XP

Dated July 14, 2023

BM Ref: [______________]

BITMAIN

THIS SUPPLEMENTAL AGREEMENT II (the "**Supplemental Agreement**") is made on January 8, 2024 (the "**Effective Date**")

BETWEEN:

(1) **BITMAIN TECHNOLOGIES DELAWARE LIMITED**, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 6096946) ("**BITMAIN**"); and

(2) **TERALEASE LLC**, a company incorporated and existing under the laws of the United States (File Number: 92-1072608) ("**Purchaser**").

(together the "**Parties**" and each a "**Party**").

RECITALS

(A) BITMAIN and the Purchaser have entered into a *Future Sales and Purchase Agreement* (BM Ref: USDE-XS-00120230630001) dated July 14, 2023 (the "**Original Agreement**") in respect of HASH Super Computing Servers (Model: S19j XP) of a reference quantity of 18,502 (including 3,364 units of Additional Products for free) to be delivered between October 2023 to December 2023 with an estimated total purchase price of US$75,432,654.00.

(B) BITMAIN and the Purchaser have entered into a *Supplemental Agreement* (BM Ref: SALES-20231225-622) dated December 26, 2023 (the "**Supplemental Agreement I**").

(C) The Parties wish to enter into this Supplemental Agreement regarding certain amendments to the Original Agreement and to supersede and replace the Supplemental Agreement I in its entirety. Unless the context otherwise requires, terms defined in the Original Agreement shall have the same meaning in this Supplemental Agreement.

IT IS AGREED AS FOLLOWS:

1. The Parties hereby agree that, effective as of the Effective Date (i) this Supplemental Agreement shall supersede and replace in its entirety the Supplemental Agreement I; (ii) all terms, conditions and provisions of the Supplemental Agreement I shall be terminated and shall have no force or effect; and (iii) neither Party shall have any further obligations and rights under the Supplemental Agreement I.

2. Amendments to paragraphs 1.1, 1.2, 1.3, 1.4 and 3.1 of Appendix A and Appendix B of the Original Agreement. The Parties hereby agree that paragraph 1.1, 1.2, 1.3, 1.4 and 3.1 of Appendix A and Appendix B of the Original Agreement shall be deleted in its entirety and replaced as per below:

"1.1 The specifications of the Products are as follows:

Type	*Details*
Product Name	*HASH Super Computing Server*
Model	*S19j XP*
Rated Hashrate per Unit, T	*151.00*

Rated Power per Unit, W	*3,246.50*
J/T	*21.5*
Contracted Hashrate, T	*2,285,838.00 (exclusive of the Hashrate of the Additional Products for Free)*
Quantity of the Products	*15,138*
Quantity of the Additional Products for Free	*3,364*
Description	*1. BITMAIN undertakes that the error range of the J/T indicator does not exceed 10%.* *2. The Rated Hashrate per Unit and rated power per unit are for reference only and such indicator of each batch or unit of Products may differ. BITMAIN makes no representation on the Rated Hashrate per Unit and/or the rated power per unit of any Products.* *3. Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators.*

1.2 It is estimated that each batch of Products shall be purchased and delivered in accordance with the following arrangements:

Batch	***Model***	***Shipping Period***	***Reference Quantity***	***Total Rated Hashrate (T) (exclusive of the Hashrate of the Additional Products for Free)***	***Quantity of the Additional Products for Free***	***Purchase Unit Price (US$/T)***	***Corresponding Total Purchase Price (before coupons) (US$)***
1	*S19j XP*	*January 2024*	*5,046* [Note 1]	*762,009*	*0*	*33.00*	*25,144,218.00*
2	*S19j XP*	*January 2024*	*10,092* [Note 2]	*1,523,892*	*3,364*	*33.00*	*50,288,436.00*
In Total			*15,138*	*2,285,901*	*3,364*		*75,432,654.00*

Note 1: Both Parties hereby acknowledge and agree that, as the Effective Date hereof, the quantity of the first batch of Products actually shipped 5,231 units, with a total hashrate of 762,009 T.

Note 2: Both Parties hereby acknowledge and agree that, as the Effective Date hereof, 2,391 units of Products (with a total hashrate of 349,761 T) out of 13,456 units of Products of the second batch have been shipped in accordance with the terms and conditions of the Original Agreement.

1.3 Total Purchase Price (tax exclusive): US$75,432,654.00.

1.4 BITMAIN represents that all Products shall have a country of origin other than China and/or any OFAC-Sanctioned country. The Purchaser may reject any Products with a country of origin inside China or any other OFAC-Sanctioned country and BITMAIN shall replace and provide identical Product manufactured in accordance herewith, per the inspection provisions set out in Clause 4.13 of the Original Agreement.

3.1 BITMAIN's BANK ACCOUNT info:

Company Name: BITMAIN TECHNOLOGIES DELAWARE LIMITED

Company Address: 840 New Burton Street, Suite 201, Dover, Delaware, DE 19904

Account Number: 6007854

Currency: USD

Incoming Domestic (US) Wires:

Beneficiary Bank: Titan Bank

Beneficiary Bank ABA: 111910762

Beneficiary Bank Address: 1701 E. Hubbard Street, Mineral Wells, TX 76067

International Incoming Wires:

Receiving Bank: TIB The Independent Bankers Bank

Receiving Bank SWIFT Code: TIBBUS44

Receiving Bank Address: 11701 Luna Road, Farmers Branch TX 75234

Beneficiary Bank: Titan Bank

Beneficiary Bank ABA: 111910762

Beneficiary Bank Address: 1701 E. Hubbard Street, Mineral Wells, TX 76067

Appendix B

Payment	*Payment Percentage*	*Payment Date*
Down Payment	*100%*	*US$75,432,654.00 (a coupon of US$22,629,796.20 may be applied) shall be paid by the Purchaser on or before January 8, 2024*
Interim Payment	*0%*	/
Balance Payment	*0%*	/

"

3. Amendments to paragraph 1.7 of Appendix A of the Original Agreement. The Parties hereby agree that paragraph 1.7 of Appendix A of the Original Agreement shall be deleted in its entirety.

4. For the avoidance of doubt, except as set out in this Supplemental Agreement, the provisions of the Original Agreement shall not otherwise be affected by this Supplemental Agreement and shall remain in full force and effect. In the event of discrepancies between this Supplemental Agreement and the Original Agreement, the provisions of this Supplemental Agreement shall prevail.

5. Further Assurance. At all times after the date of this Supplemental Agreement, each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by the other parties for giving full effect to this Supplemental Agreement.

6. Clauses 1 to 24 of the Original Agreement apply mutatis mutandis to this Supplemental Agreement.

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BITMAIN

IN WITNESS whereof this Supplemental Agreement has been duly executed by the undersigned on the date first above written.

EXECUTED BY:

BITMAIN TECHNOLOGIES DELAWARE LIMITED

By: 程然

Name: Ran Cheng

Title: Director

BITMAIN TECHNOLOGIES DELAWARE LIMITED INCORPORATED JULY 19 2021 DELAWARE

EXECUTED BY:

TERALEASE LLC

By: [signature]

Name: Mila Barrett

Title: Secretary